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                                                                       Exhibit 8


                                CUSTODY AGREEMENT

         THIS AGREEMENT is made effective the 30th day of October, 1998, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 801 Pennsylvania Avenue, Kansas City, Missouri 64105 ("IFTC"), and ING Funds Trust ("Fund"), a Delaware business trust, on behalf of each of its portfolios, listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by reference, each having its principal office and place of business at 18 Campus Blvd., Newtown Square, PA 19073 ("Fund") (each a "Portfolio", and collectively the "Portfolios").

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint IFTC as custodian of the assets of the Fund's Portfolios; and

         WHEREAS, IFTC is willing to accept such appointment on the terms and conditions hereinafter set forth;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN AND AGENT. Fund hereby constitutes and appoints IFTC as custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to IFTC as custodian hereunder ("Assets").

2.       REPRESENTATIONS AND WARRANTIES.

         A.       Fund hereby represents, warrants and acknowledges to IFTC:

                  1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  2. That it has the requisite power and authority under applicable law and its trust instrument to enter into this Agreement; it has taken all requisite action necessary to appoint IFTC as custodian for the Portfolios; this Agreement has been duly executed and delivered by Fund; and this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

         B. IFTC hereby represents, warrants and acknowledges to Fund:

                  1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and



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                  2.       That it has the requisite power and authority under
                           applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by IFTC; and this Agreement constitutes a legal, valid and binding obligation of IFTC, enforceable in accordance with its terms.

3.       DUTIES AND RESPONSIBILITIES OF THE PARTIES.

         A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to IFTC on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. IFTC has no responsibility or liability whatsoever for or on account of assets not so delivered.

         B. Delivery of Accounts and Records. Fund will turn over or cause to be turned over to IFTC all of each Portfolio's relevant accounts and records reasonably determined by IFTC to be needed to perform its duties and responsibilities hereunder fully and properly. IFTC may rely conclusively on the completeness and correctness of such accounts and records.

         C. Delivery of Assets to Third Parties. IFTC will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), IFTC will create and maintain records identifying such Assets as belonging to the applicable Portfolio. IFTC is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which IFTC remains responsible to the extent provided herein. IFTC may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR
                  Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories"). IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to IFTC.

         D. Registration. IFTC will at all times hold registered Assets in the name of IFTC as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name;" provided that, in any event, IFTC will hold all such Assets in an account of IFTC as custodian containing only Assets of the applicable Portfolio, or only assets held by IFTC as a fiduciary or custodian for customers; and provided further, that IFTC's records at all times will indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund



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                  directs IFTC to maintain Assets in "street name",
                  notwithstanding anything contained herein to the contrary, IFTC will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by Portfolio will at all times be identifiable on the records of IFTC. Fund agrees to hold IFTC and its nominee harmless for any liability as a shareholder of record of securities held in custody.

         E. Exchange. Upon receipt of Instructions, IFTC will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, IFTC is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that IFTC will receive Instruction prior to surrendering any convertible security.

         F. Purchases of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such purchase:

                  1. If applicable, the name of the Portfolio making such purchase;
                  2.       The name of the issuer and description of the Asset;
                  3. The number of shares and the principal amount purchased, and accrued interest, if any;
                  4.       The trade date;
                  5.       The settlement date;
                  6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
                  7.       The total amount payable upon such purchase;
                  8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
                  9. Whether the Asset is to be received in certificated form or via a specified Depository.

                  In accordance with such Instructions, IFTC will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that IFTC, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except



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                  as otherwise instructed by Fund, IFTC will make such payment only upon receipt of Assets: (a) by IFTC; (b) by a clearing corporation of a national exchange of which IFTC is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) IFTC may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by IFTC on behalf of its customers; provided that IFTC's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) IFTC may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) IFTC may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

         G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such sale:

                  1. If applicable, the name of the Portfolio making such sale;
                  2.       The name of the issuer and description of the Asset;
                  3. The number of shares and principal amount sold, and accrued interest, if any;
                  4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
                  5.       The trade date;
                  6.       The settlement date;
                  7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
                  8. The total amount to be received by the Portfolio upon such sale; and
                  9. The name and address of the broker or dealer through whom or person to whom the sale was made.

                  IFTC will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, IFTC will make such delivery upon receipt of: (a) payment therefor in such form as is satisfactory to IFTC; (b) credit to the account of IFTC with a clearing corporation of a national securities exchange of which IFTC is a member; or (c) credit to the account maintained by IFTC on behalf of its customers with a Depository. Notwithstanding the foregoing:
                  (i) IFTC will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) IFTC may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.


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         H.       Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to IFTC Instructions specifying with respect to each such purchase or sale:

                  1. If applicable, the name of the Portfolio making such purchase or sale;

                  2.       In the case of security options:

                           a.       The underlying security;
                           b.       The price at which purchased or sold;
                           c.       The expiration date;
                           d.       The number of contracts;
                           e.       The exercise price;
                           f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                           g. Whether the transaction involves a put or call;
                           h.       Whether the option is written or purchased;
                           i.       Market on which option traded; and
                           j. Name and address of the broker or dealer through whom the sale or purchase was made.

                  3.       In the case of options on indices:

                           a.       The index;
                           b.       The price at which purchased or sold;
                           c.       The exercise price;
                           d.       The premium;
                           e.       The multiple;
                           f.       The expiration date;
                           g. Whether the transaction is an opening, exercising, expiring or closing transaction;
                           h. Whether the transaction involves a put or call;
                           i.       Whether the option is written or purchased;
                                    and
                           j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

                  4. In the case of security index futures contracts:

                           a. The last trading date specified in the contract and, when available, the closing level, thereof;
                           b. The index level on the date the contract is entered into;
                           c.       The multiple;
                           d.       Any margin requirements;
                           e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of IFTC, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by reference); and


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                           f.       The name and address of the futures
                                    commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

                  5.       In the case of options on index future contracts:

                           a.       The underlying index future contract;
                           b.       The premium;
                           c.       The expiration date;
                           d.       The number of options;
                           e.       The exercise price;
                           f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
                           g. Whether the transaction involves a put or call;
                           h.       Whether the option is written or purchased;
                                    and
                           i.       The market on which the option is traded.

         I. Assets Pledged or Loaned. If specifically allowed for in the prospectus of a Portfolio, and subject to such additional terms and conditions as IFTC may require:

                  1. Upon receipt of Instructions, IFTC will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that IFTC will release Assets only upon payment to IFTC of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, IFTC will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                  2. Upon receipt of Instructions, IFTC will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with IFTC of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, IFTC will release the cash collateral to the borrower.

         J. Routine Matters. IFTC will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.


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         K.       Deposit Accounts. IFTC will open and maintain one or more
                  special purpose deposit accounts for each Portfolio in the name of IFTC in such banks or trust companies (including, without limitation, affiliates of IFTC) as may be designated by it or Fund in writing ("Accounts"), subject only to draft or order by IFTC upon receipt of Instructions. IFTC will deposit all monies received by IFTC from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5L. hereof, IFTC agrees:

                  1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

                  2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

                  3. To make funds available on the next business day after deposit of ACH wires.

         L.       Income and Other Payments. IFTC will:

                  1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, IFTC may reverse that credited amount. If monies are collected after such reversal, IFTC will credit the Portfolio in that amount;

                  2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

                  3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which IFTC has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.


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                  IFTC, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. IFTC will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

         M. Proxies and Notices. IFTC will promptly deliver or mail (or have delivered or mailed) to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by IFTC, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

         N. Disbursements. IFTC will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

         O. Daily Statement of Accounts. IFTC will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. IFTC will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. IFTC will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, IFTC will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of the Portfolios.

         P. Appointment of Subcustodians. Notwithstanding any other provisions hereof:

                  1. All or any of the Assets may be held in IFTC's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of IFTC) acting as Subcustodians as may be selected by IFTC. Any such Subcustodian selected by IFTC must have the qualifications required for a custodian under the 1940 Act. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians


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                           selected and appointed by IFTC (except Subcustodians
                           appointed at the request of Fund and as provided in Subsection 2 below) to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself.

                  2. Upon request of Fund, IFTC will contract with other Subcustodians reasonably acceptable to IFTC for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to IFTC. Fund may review IFTC's contracts with such Subcustodians.

         Q.       Foreign Custody Manager.

                  1. Delegation to IFTC as FCM.The Fund, pursuant to resolution adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to IFTC, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and IFTC hereby accepts such delegation, as Foreign Custody Manager ("FCM") of each Portfolio. It is understood and agreed that IFTC will sub-contract the performance of its responsibilities hereunder with State Street Bank & Trust Company. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of State Street Bank & Trust Company to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself. References herein to "FCM" shall include IFTC and State Street Bank & Trust Company.

                  2. Definitions. Capitalized terms in this Section Q have the following meanings:

                           "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

                           "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.


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                           "Foreign Assets" means any of the Portfolios'
                           investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

                           "Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(2) of Rule 17f-5.

                           "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

                  3. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit C hereto, which may be amended from time to time by the FCM. The FCM will list on Exhibit C the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit D hereto, which Exhibit D may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits C and D in accordance with subsection 7 of this Section Q.

                           Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit C, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to IFTC as FCM for that country is deemed to have been withdrawn and IFTC will immediately cease to be the FCM of the Portfolio with respect to that country.

                           The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, IFTC will have no further responsibility as FCM to a Portfolio with respect to the country as to which IFTC's acceptance of delegation is withdrawn.


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                  4.       Scope of Delegated Responsibilities.

                           a. Selection of Eligible Foreign Custodians. Subject to the provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit C, as amended from time to time.

                                    In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv).

                           b. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(I)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

                           c. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with subsection 7 of this Section Q.

                  5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section Q, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which IFTC is serving as

                           FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and IFTC each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

                  6. Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

                  7. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits C and D at the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section Q after the occurrence of the material change.

                  8. Representations with Respect to Rule 17f-5. The FCM represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

                           The Fund represents to IFTC that the Board has determined that it is reasonable for the Board to rely on IFTC and State Street Bank & Trust Company to perform the responsibilities delegated pursuant to this Contract to IFTC and State Street Bank & Trust Company as the FCM of each Portfolio and that IFTC has been granted the authority by Fund to delegate to State Street Bank & Trust Company the FCM functions to which IFTC has been appointed by Fund.

                  9. Effective Date and Termination of IFTC as FCM. The Board's delegation to IFTC as FCM of a Portfolio will be effective as of the date hereof and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern the delegation to and termination of IFTC as FCM of the Fund with respect to designated countries.

         R. Accounts and Records Property of Fund. IFTC acknowledges that all of the accounts and records maintained by IFTC pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. IFTC will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records, provided that Fund will reimburse IFTC for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, IFTC will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and IFTC may agree upon from time to time.

         S. Adoption of Procedures. IFTC and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. IFTC and Fund may from time to time adopt such additional procedures as they agree upon, and IFTC may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying IFTC of any changes in statutes, regulations, rules, requirements or policies which may impact IFTC's responsibilities or procedures under this Agreement.

         T. Advances. Fund will pay on demand any advance of cash or securities made by IFTC or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants IFTC and such Subcustodian a lien on and security interest in all Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should Fund fail to promptly repay the advance, IFTC and such Subcustodian may utilize available cash and dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

         U. Exercise of Rights; Tender Offers. Upon receipt of Instructions, IFTC will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to IFTC; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to IFTC or the tendered securities are to be returned to IFTC.

         V.       Fund Shares.

                  1. Fund will deliver to IFTC Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, IFTC will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

                  2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, Portfolio or its agent will give IFTC Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, IFTC will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. IFTC has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

                  3. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with IFTC the amount received for such shares. IFTC has no duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.       INSTRUCTIONS.

         A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which IFTC reasonably believes were given by a designated representative of Fund. Fund will deliver to IFTC, prior to delivery of any Assets to IFTC and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by IFTC as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by IFTC of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, IFTC will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide IFTC any such Instructions naming designated representatives, any Instructions received by IFTC from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. The term "designated representative" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees.

         B. No later than the next business day immediately following each oral Instruction, Fund will send IFTC written confirmation of such oral Instruction. At IFTC's sole discretion, IFTC may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

         C. Fund will provide, upon IFTC's request a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide IFTC Instructions with respect to any matter concerning this Agreement requested by IFTC. If IFTC reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5. LIMITATION OF LIABILITY OF IFTC. IFTC is not responsible or liable for, and Fund will indemnify and hold IFTC harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including, without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by IFTC or for which IFTC may be held to be liable, arising out of or attributable to:

         A. IFTC's action or failure to act pursuant hereto; provided that IFTC has acted in good faith, with reasonable care and without negligence; and provided further, that, in no event is IFTC liable for consequential, special, or punitive damages;

         B. IFTC's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates IFTC to take any such action or expend its own monies except in its sole discretion;

         C. IFTC's action or failure to act hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instruction, communications, data or other information received by IFTC by means of the Systems, as hereinafter defined, or any electronic system of communication;

         D. IFTC's action or failure to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by IFTC at the expense of Fund, or on the Instruction, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted;

         E. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, IFTC is under no duty or obligation to inquire into:

                  1. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by IFTC, or the propriety of the decision to purchase or the amount paid therefor;

                  2. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

                  3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

         F. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to IFTC by or on behalf of a Portfolio, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by IFTC to perform its duties hereunder;

         G. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse IFTC under Section 5 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times;

         H. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or willful misconduct by IFTC;

         I. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by IFTC on behalf of a Portfolio until actually received; provided, however, that IFTC will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received;

         J. Except as provided in Section 3.P hereof, loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom IFTC may deal; and

         K. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6. COMPENSATION. In consideration for its services hereunder, Fund will pay to IFTC the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to by Fund and IFTC from time to time, and, upon demand, reimbursement for IFTC's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees and disbursements, incurred by IFTC in connection with the performance of services hereunder. IFTC may charge such compensation against monies held by it for the account of the Portfolios. IFTC will also be entitled to charge against any monies held by it for the account of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund, including but not limited to fees and expenses due to IFTC for other services provided to Fund by IFTC. IFTC will be entitled to reimbursement by Fund for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) IFTC would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) IFTC is obligated to reimburse the Subcustodian therefor.

7. TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, either Fund or IFTC may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination hereof:

         A. Fund will pay IFTC its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

         B. Fund will designate a successor custodian by Instruction to IFTC by the termination date. In the event no such Instruction has been delivered to IFTC on or before the date when such termination becomes effective, then IFTC may, at its option,
                  (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse IFTC for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

         C. IFTC will, upon payment of all sums due to IFTC from Fund hereunder or otherwise, deliver all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court, at IFTC's office. IFTC will co-operate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, IFTC will have no further obligations or liabilities hereunder.

                  Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

         In the event that Assets remain in the possession of IFTC after the date of termination hereof for any reason other than IFTC's failure to deliver the same, IFTC is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of IFTC will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above, or at such other address as Fund may have designated to IFTC in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to IFTC at the address set forth above,
         Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to IFTC hereunder.

9.       THE SYSTEMS; CONFIDENTIALITY.

         A. If IFTC provides Fund direct access to the computerized investment portfolio custody systems used by IFTC ("Systems") or if IFTC and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

         B. Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of IFTC or its affiliates ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to IFTC upon termination or expiration hereof.

         C. Fund has been informed that the Systems are licensed for use by IFTC and its affiliates from one or more third parties ("Licensors"), and Fund acknowledges that IFTC and Licensors have proprietary rights in and to the Systems and all other IFTC or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of IFTC and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

         D. Fund hereby represents and warrants to IFTC that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. IFTC EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THOSE WARRANTIES STATED EXPRESSLY HEREIN.

10. MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio, the following provisions apply:

         A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

         B. Fund may appoint IFTC as its custodian for additional Portfolios from time to time by written notice, provided that IFTC consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by IFTC and Fund in writing.

11.      MISCELLANEOUS.

         A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the State of Missouri, without reference to the choice of laws principles thereof.

         B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

         D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

         F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

         H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

         I. The benefits of this Agreement may not be assigned by either party nor may either party delegate all or a portion of its duties hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Fund agrees that IFTC may delegate all or a portion of its duties to an affiliate of IFTC, provided that such delegation will not reduce the obligations of IFTC under this Agreement.

         J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between IFTC and Fund or any Portfolio.

         K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

         L. Notice is hereby given that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST                             ING FUNDS TRUST
COMPANY


By: /s/ Robert G. Novelland                           By: /s/ Donald E. Brostrom
   --------------------------                            -----------------------

Title:  Senior Vice President                         Title:  CFO
      -----------------------                               --------------------

SCHEDULE A
----------

LIST OF PORTFOLIOS


                                                        TAX ID
                                                        ------
ING US Treasury Money Market Fund                    23-2978932

ING Money Market Fund                                23-2978935

ING Intermediate Bond Fund                           52-2125227

ING High Yield Bond Fund                             23-2978938

ING International Bond Fund                          23-2978939

ING Mortgage Income Fund                             23-2978940

ING National Tax-Exempt Bond Fund                    23-2978941

ING Large Cap Growth Fund                            23-2978942

ING Growth and Income Fund                           23-2978943

ING Mid Cap Growth Fund                              23-2978944

ING Small Cap Growth Fund                            23-2978981

ING Balanced Fund                                    23-2978982

ING Global Brand Names Fund                          23-2978984

ING International Equity Fund                        23-2978985

ING Emerging Markets Equity Fund                     23-2978986

ING European Equity Fund                             23-2978987

ING Tax Efficient Equity Fund                        23-2978988

ING Focus Fund                                       23-2978989

ING Global Information Technology Fund               23-2978990

ING Global Real Estate Fund                          23-2978991

                    EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

FOREIGN--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

====================================================================================================================================
     MARKET             INCOME POLICY             MARKET            INCOME POLICY             MARKET              INCOME POLICY
------------------------------------------------------------------------------------------------------------------------------------
Argentina               Actual                Hong Kong             Contractual           Poland                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Australia               Contractual           Hungary               Actual                Portugal                Contractual
------------------------------------------------------------------------------------------------------------------------------------
Austria                 Contractual           India                 Actual                Russia                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Bahrain                 Actual                Indonesia             Actual                Singapore               Contractual
------------------------------------------------------------------------------------------------------------------------------------
Bangladesh              Actual                Ireland               Actual                Slovak Republic         Actual
------------------------------------------------------------------------------------------------------------------------------------
Belgium                 Contractual           Israel                Actual                South Africa            Actual
------------------------------------------------------------------------------------------------------------------------------------
Bermuda                 Actual                Italy                 Contractual           South Korea             Actual
------------------------------------------------------------------------------------------------------------------------------------
* Bolivia               Actual                Ivory Coast           Actual                Spain                   Contractual
------------------------------------------------------------------------------------------------------------------------------------
Botswana                Actual                * Jamaica             Actual                Sri Lanka               Actual
------------------------------------------------------------------------------------------------------------------------------------
Brazil                  Actual                Japan                 Contractual           Swaziland               Actual
------------------------------------------------------------------------------------------------------------------------------------
Canada                  Contractual           Jordan                Actual                Sweden                  Contractual
------------------------------------------------------------------------------------------------------------------------------------
Chile                   Actual                Kenya                 Actual                Switzerland             Contractual
------------------------------------------------------------------------------------------------------------------------------------
China                   Actual                Lebanon               Actual                Taiwan                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Colombia                Actual                Luxembourg            Actual                Thailand                Actual
------------------------------------------------------------------------------------------------------------------------------------
Cyprus                  Actual                Malaysia              Actual                * Trinidad & Tobago     Actual
------------------------------------------------------------------------------------------------------------------------------------
Czech Republic          Actual                Mauritius             Actual                * Tunisia               Actual
------------------------------------------------------------------------------------------------------------------------------------
Denmark                 Contractual           Mexico                Actual                Turkey                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Ecuador                 Actual                Morocco               Actual                United Kingdom          Contractual
------------------------------------------------------------------------------------------------------------------------------------
Egypt                   Actual                Namibia               Actual                United States           See Attached
------------------------------------------------------------------------------------------------------------------------------------
**Euroclear             Contractual/          Netherlands           Contractual           Uruguay                 Actual
                        Actual
------------------------------------------------------------------------------------------------------------------------------------
Euro CDs                Actual                New Zealand           Contractual           Venezuela               Actual
------------------------------------------------------------------------------------------------------------------------------------
Finland                 Contractual           Norway                Contractual           Zambia                  Actual
------------------------------------------------------------------------------------------------------------------------------------
France                  Contractual           Oman                  Actual                Zimbabwe                Actual
------------------------------------------------------------------------------------------------------------------------------------
Germany                 Contractual           Pakistan              Actual
------------------------------------------------------------------------------------------------------------------------------------
Ghana                   Actual                Peru                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Greece                  Actual                Philippines           Actual
====================================================================================================================================

*        Market is not 17F-5 eligible

**       For Euroclear, contractual income paid only in markets listed with
Income Policy of Contractual.

UNITED STATES--

====================================================================================================================================
        INCOME TYPE                    DTC                        FED                       PTC                     PHYSICAL
------------------------------------------------------------------------------------------------------------------------------------
Dividends                          Contractual                    N/A                       N/A                      Actual
------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Interest                Contractual                Contractual                   N/A                      Actual
------------------------------------------------------------------------------------------------------------------------------------
Variable Rate Interest             Contractual                Contractual                   N/A                      Actual
------------------------------------------------------------------------------------------------------------------------------------
GNMA I                                 N/A                        N/A                Contractual PD +1                N/A
------------------------------------------------------------------------------------------------------------------------------------
GNMA II                                N/A                        N/A                Contractual PD ***               N/A
------------------------------------------------------------------------------------------------------------------------------------
Mortgages                             Actual                  Contractual               Contractual                  Actual
------------------------------------------------------------------------------------------------------------------------------------
Maturities                            Actual                  Contractual                   N/A                      Actual
====================================================================================================================================

Exceptions to the above Contractual Income Policy include securities that are:

o Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

o On loan under a self directed securities lending program other than IFTC's own vendor lending program;

o Known to be in a condition of default, or suspected to present a risk of default or payment delay;

o In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.

o Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

o Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

***      For GNMA II securities, if the 19th day of the month is a business day,
Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

                EXHIBIT B -- FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: IFTC is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that IFTC has been instructed to transfer. IFTC is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by IFTC after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by IFTC. IFTC shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. IFTC will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by IFTC. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to IFTC. The Client must notify IFTC immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. IFTC shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: IFTC shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by IFTC at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. IFTC will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: IFTC reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of IFTC's receipt of such payment order;
(b) if initiating such payment order would cause IFTC, in IFTC's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if IFTC, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: IFTC shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford IFTC a reasonable opportunity to act prior to executing the payment order. However, IFTC assumes no liability if the request for amendment or cancellation cannot be satisfied by IFTC's reasonable efforts.

6. ERRORS: IFTC shall assume no responsibility for failure to detect any erroneous payment order provided that IFTC complies with the payment order instructions as received and IFTC complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: IFTC shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless IFTC is notified of the unauthorized payment order within thirty
(30) days of notification by IFTC of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall IFTC be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, IFTC or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of IFTC's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through IFTC's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: IFTC may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. IFTC and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of IFTC or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                       SECURITY PROCEDURES SELECTION FORM

         Please select one or more of the funds transfer security procedures indicated below.

[X] SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

[X] REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and IFTC and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[X] TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. IFTC will provide test keys if this option is chosen. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at IFTC. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[X] STANDING INSTRUCTIONS Funds are transferred by IFTC to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

[X] AUTOMATED CLEARING HOUSE (ACH) IFTC or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to IFTC's or its agent's system with encryption.

                             KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?


CLIENT OPERATIONS CONTACT                       ALTERNATE CONTACT

 James MacCune                                   John Armenia
----------------------------                    --------------------------------
Name                                            Name

 18 Campus Blvd.                                 18 Campus Blvd.
----------------------------                    --------------------------------
Address                                         Address

 Newtown Square, PA  19073                       Newtown Square, PA  19073
----------------------------                    --------------------------------
City/State/Zip Code                             City/State/Zip Code


 302-576-3862                                    302-576-3861
----------------------------                    --------------------------------
Telephone Number                                Telephone Number


 302-576-3898
----------------------------
Facsimile Number


----------------------------
SWIFT Number


ING FUNDS TRUST

By: /s/ Donald E. Brostrom
   ----------------------------

Title: Treasurer
      -------------------------

Date: 12/11/98
     --------------------------

                                    EXHIBIT C
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Argentina         Citibank, N.A.                                                          --

Australia         Westpac Banking Corporation                                             --


Austria           Erste Bank der Oesterreichischen                                        --
                   Sparkassen AG

Bahrain           The British Bank of the Middle East (as delegate of the                 --
                   Hongkong and Shanghai Banking Corporation Limited)

Bangladesh        Standard Chartered Bank                                                 --

Belgium           Generale de Banque                                                      --

Bermuda           The Bank of Bermuda Limited                                             --

Bolivia           Banco Boliviano Americano S.A.                                          --

Botswana          Barclays Bank of Botswana Limited                                       --

Brazil            Citibank, N.A.                                                          --

Bulgaria          ING Bank N.V.                                                           --

Canada            Canada Trustco Mortgage Company                                         --

Chile             Citibank, N.A.                                                          --

People's          The Hongkong and Shanghai Banking Corporation                           --
Republic of        Limited Shanghai and Shenzhen branches
China

Colombia          Cititrust Colombia S.A.Sociedad Fiduciaria                              --

Croatia           Privredana banka Zagreb d.d                                             --

Cyprus            Barclays Bank Plc. Cyprus Offshore Banking Unit                         --

Czech             Ceskoslovenska Obchodni Banka A.S.                                      --
Republic

Denmark           Den Danske Bank                                                         --

                                    EXHIBIT C
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Ecuador           Citibank, N.A.                                                          --

Egypt             National Bank of Egypt                                                  --

Estonia           Hansabank                                                               --

Finland           Merita Bank Limited                                                     --

France            Banque Paribas                                                          --

Germany           Dresdner Bank AG                                                        --

Ghana             Barclays Bank of Ghana Limited                                          --

Greece            National Bank of Greece S.A                                      Bank of Greece,
                                                                          System for Monitoring Transactions
                                                                           in Securities in Book-Entry Form

Hong Kong         Standard Chartered Bank                                                 --

Hungary           Citibank Budapest Rt.                                                   --

Iceland           Icebank Ltd.                                                            --

India             Deutsche Bank AG;The Hongkong and Shanghai                              --
                   Banking Corporation Limited

Indonesia         Standard Chartered Bank                                                 --

Ireland           Bank of Ireland                                                         --

Israel            Bank Hapoalim B.M.                                                      --

Italy             Banque Paribas                                                          --

Ivory Coast       Societe Generale de Banques en Cote d'Ivoire                            --

Jamaica           Scotiabank Trust and Merchant Bank, Ltd.                                --

Japan             The Daiwa Bank, Limited; The Fuji Bank Limited             Japan Securities Depository

Jordan            The British Bank of the Middle East (as delegate of the                 --
                   Hongkong and Shanghai Banking Corporation Limited)


                                    EXHIBIT C
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Kenya             Barclays Bank of Kenya Limited                                          --

Republic of       The Hongkong and Shanghai Banking                                       --
Korea             Corporation Limited

Latvia            JSC Hansabank-Latvija                                                   --

Lebanon           British Bank of the Middle East                                         --
                   (as delegate of the
                   Hongkong and Shanghai Banking Corporation Limited)

Lithuania         Vilniaus Bankas AB                                                      --

Malaysia          Standard Chartered Bank Malaysia Berhad                                 --

Mauritius         The Hongkong and Shanghai Banking                                       --
                   Corporation Limited

Mexico            Citibank Mexico, S.A.                                                   --

Morocco           Banque Commerciale du Maroc                                             --

Namibia           (via) Standard Bank of South Africa                                     --

Netherlands       MeesPierson N.V.                                                        --

New Zealand       ANZ Banking Group (New Zealand) Limited                                 --

Norway            Christiania Bank og Kreditkasse                                         --

Oman              The British Bank of the Middle East(as delegate of the                  --
                   Hongkong and Shanghai Banking Corporation Limited)

Pakistan          Deutsche Bank AG                                                        --

Peru              Citibank, N.A.                                                          --

Philippines       Standard Chartered Bank                                                 --

Poland            Citibank Poland S.A.                                                    --
                   Bank Polska Kasa Opieki S.A.

                                    EXHIBIT C
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Portugal          Banco Comercial Portugues                                               --

Romania           ING Bank, N.V.                                                          --

Russia            Credit Suisse First Boston, AO, Moscow                                  --
                   (as delegate of Credit Suisse First Boston, Zurich)

Singapore         The Development Bank of Singapore Ltd.                                  --

Slovak            Ceskoslovenska Obchodna Banka A.S.                                      --
Republic

Slovenia          Banka Creditanstalt d.d.                                                --

South Africa      Standard Bank of South Africa Limited                                   --

Spain             Banco Santander, S.A.                                                   --

Sri Lanka         The Hongkong and Shanghai Banking Corporation Limited                   --

Swaziland         Barclays Bank of Swaziland Limited                                      --

Sweden            Skandinaviska Enskilda Banken                                           --

Switzerland       UBS AS                                                                  --

Taiwan -          Central Trust of China                                                  --
R.O.C.

Thailand          Standard Chartered Bank                                                 --

Trinidad          Republic Bank Ltd.                                                      --
& Tobago

Tunisia           Banque Internationale Arabe de Tunisie                                  --

Turkey            Citibank, N.A.; Ottoman Bank                                            --

Ukraine           ING Bank, Ukraine                                                       --

United            State Street Bank and Trust Company,                                    --
Kingdom            London Branch

                                    EXHIBIT C
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Uruguay           Citibank, N.A.                                                          --

Venezuela         Citibank, N.A.                                                          --

Zambia            Barclays Bank of Zambia Limited                                         --

Zimbabwe          Barclays Bank of Zimbabwe Limited                                       --

Euroclear         (The Euroclear System)/State Street London Limited

Cedel, S.A.       (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                    EXHIBIT D
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR
                           EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)
Argentina                  -Caja de Valores S.A.

Australia                  -Austraclear Limited;
                           -Reserve Bank Information and Transfer System

Austria                    -Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium                    -Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.;
                           -Banque Nationale de Belgique

Brazil                     -Companhia Brasileira de Liquidacao e
                           -Custodia (CBLC)
                           -Bolsa de Valores de Rio de Janeiro
                               -All SSB clients presently use CBLC
                           -Central de Custodia e de Liquidacao Financeira de Titulos
                           -Banco Central do Brasil, Sistema Especial de Liquidacao e Custodia

Bulgaria                   -Central Depository AD
                           -Bulgarian National Bank

Canada                     -The Canadian Depository for Securities Limited

Peoples Republic           -Shanghai Securities Central Clearing and Registration Corporation;
of China                   -Shenzhen Securities Central Clearing Co., Ltd.

Croatia                    Ministry of Finance; - National Bank of Croatia

Czech Republic             --Stredisko cennych papiru;
                           -Czech National Bank

Denmark                    -Vaerdipapircentralen (The Danish Securities Center)

Egypt                      -Misr Company for Clearing, Settlement, and Central Depository

Estonia                    -Eesti Vaartpaberite Keskdepositooruim

Finland                    -The Finnish Central Securities Depository

France                     -Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres
                           (SICOVAM)

Germany                    -The Deutscher Borse Clearing AG

                                    EXHIBIT D
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR
                           EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)
Greece                     -The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong                  -The Central Clearing and Settlement System;
                           -Central Money Markets Unit

Hungary                    -The Central Depository and Clearing House (Budapest) Ltd.(KELER)
                           [Mandatory for Gov't Bonds only; SSB does not use for other securities]

India                      -The National Securities Depository Limited

Indonesia                  -Bank of Indonesia

Ireland                    -The Central Bank of Ireland, Securities Settlement Office

Israel                     -The Tel Aviv Stock Exchange Clearing House Ltd.;
                           -Bank of Israel

Italy                      -Monte Titoli S.p.A.;
                           -Banca d'Italia

Japan                      -Bank of Japan Net System

Jamaica                    -The Jamaican Central Securities Depository

Kenya                      -Central Bank of Kenya

Republic of Korea          -Korea Securities Depository Corporation

Latvia                     -The Latvian Central Depository

Lebanon                    -The Custodian and Clearing Center of Financial Instruments for Lebanon and
                           the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania                  -The Central Securities Depository of Lithuania

Malaysia                   -Malaysian Central Depository Sdn. Bhd.;
                           -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius                  -The Central Depository & Settlement Co. Ltd.

                                    EXHIBIT D
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR
                           EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)
Mexico                     -S.D. INDEVAL, S.A. de C.V. (Instituto para el Deposito de Valores);

Morocco                    -Maroclear (Pending publication of enabling legislation in the Moroccan government Gazette)

The Netherlands            -Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. ("NECIGEF")
                           -De Nederlandsche Bank N.V.

New Zealand                -New Zealand Central Securities Depository Limited

Norway                     -Verdipapirsentralen (the Norwegian Registry of Securities)

Oman                       -Muscat Securities Market

Pakistan                   -Central Depository company of Pakistan Limited

Peru                       -Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines                -The Philippines Central Depository Inc.
                           -The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland                     -The National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych);
                           -Central Treasury Bills Registrar

Portugal                   -Central de Valores Mobiliarios (Central)

Romania                    -National Securities Clearing, Settlement and Depository Co.;
                           -Bucharest Stock Exchange Registry Division;

Singapore                  -The Central Depository (Pte) Limited;
                           -Monetary Authority of Singapore

Slovak Republic            -Stredisko Cennych Papierov;
                           -National Bank of Slovakia

Slovenia                   -Klirinsko Depotna Druzba d.d.

South Africa               -The Central Depository Limited

Spain                      -Servicio de Compensacion y Liquidacion de Valores, S.A.;

                                    EXHIBIT D
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR
                           EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)
                           -Banco de Espana; Central de Anotaciones en Cuenta

Sri Lanka                  -Central Depository System (Pvt) Limited

Sweden                     -Vardepapperscentralen AB (the Swedish Central Securities Depository)

Switzerland                -Schweizerische Effekten - Giro AG;
                           -INTERSETTLE

Taiwan - R.O.C.            -The Taiwan Securities Central Depository Company, Ltd.

Thailand                   -Thailand Securities Depository Company Limited

Tunisia                    -Societe Tunisienne Interprofessionelle de Compensation et de Depot de Valeurs Mobilieres
                           -Central Bank of Tunisia;
                           -Tunisian Treasury

Turkey                     -Takas ve Saklama Bankasi A.S. (TAKASBANK)
                           -Central Bank of Turkey

Ukraine                    -The National Bank of Ukraine

United Kingdom             -The Bank of England, The Central Gilts Office; The Central Moneymarkets Office

Uruguay                    -Central Bank of Uruguay

Venezuela                  -Central Bank of Venezuela

Zambia                     -Lusaka Central Depository Limited
                           -Bank of Zambia

                        INVESTORS FIDUCIARY TRUST COMPANY
                           PROPOSED FEE SCHEDULES FOR
                                    ING FUNDS


I.     DOMESTIC CUSTODY

       Portfolio Net Assets                                                       Annual Basis Points
       --------------------                                                       -------------------
       First $500 million                                                               .75 bp
       Thereafter                                                                        .5bp

       There is a $1,000 per month minimum fee per portfolio

       Transactions
       --------------------

       Fed Wires                                                                        $ 6.00
       State Street Bank Repos                                                            7.00
       DTC, Fed Book Entry, PTC,  Maturities                                              8.00
       Paydowns                                                                          10.00
       Futures transactions - no security movement                                        8.00
       Option expiration or exercised charge, per issue, per broker                      15.00
       Each option written or closing contract, per issue, per broker                    25.00
       New York Physical Settlements                                                     20.00
       All Other Trades                                                                  10.00


       Holdings Charge
       --------------------


       For each issue maintained -        Depository                                    $ 3.00
                                          Vault                                           8.00

       Overdraft Charge
       --------------------

       Overdrafts are calculated at the monthly average Prime Rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

       Balance Credits
       --------------------

       We offset fees with balance credits calculated at 75% of the bank credit rate* applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees are carried forward from month to month through the end of the calendar year. For calculation purposes, we use an actual/actual basis.

       *Note: The bank credit rate is the equivalent to the lesser of:

       (OR) The average 91-day Treasury Bill discount rate for the month

       The average Federal Funds rate for the month less 50 basis points.

I.       GLOBAL CUSTODY

         GLOBAL ASSET BASED FEES AND TRANSACTION CHARGES BY COUNTRY.

      COUNTRY            * HOLDING         TRANSACTION             COUNTRY        *HOLDING CHARGES      TRANSACTION
                     CHARGES IN BASIS        CHARGES                              IN BASIS POINTS         CHARGES
                      POINTS (ANNUAL       (PER TRADE)                              (ANNUAL FEE)        (PER TRADE)
                           FEE)
Argentina                  17.0                 $ 75          Lebanon                   40.0                  $100

Australia                   5.0                 $ 25          Lithuania                 35.0                  $ 50

Austria                    15.0                 $ 25          Luxembourg                 6.0                  $ 60

Bahrein                    50.0                 $150          Malaysia                  15.0                  $ 50

Bangladesh                 45.0                 $125          Mauritius                 45.0                  $125

Belgium                    15.0                 $ 50          Mexico                     9.0                  $ 40

Bermuda                    30.0                 $ 90          Morocco                   35.0                  $100

Bolivia                    45.0                 $125          Namibia                   45.0                  $125

Botswana                   35.0                 $100          Netherlands                4.0                  $ 40

Brazil                     30.0                 $ 25          New Zealand                5.0                  $ 25

Bulgaria                   50.0                 $100          Norway                    15.0                  $ 50

Canada                      5.0                 $ 25          Oman                      65.0                  $150

Chile                      45.0                 $125          Pakistan                  45.0                  $125

China                      25.0                 $ 60          Peru                      45.0                  $125

Colombia                   45.0                 $125          Philippines               15.0                  $ 50

Croatia                    50.0                 $100          Poland                    45.0                  $125

Cyprus                     45.0                 $125          Portugal                  15.0                  $ 50

Czech Republic             17.0                 $ 75          Romania                   75.0                  $100

Denmark                     5.0                 $ 25          Russia                    41.0                  $250

Ecuador                    35.0                 $100          Singapore                 15.0                  $ 50

Egypt                      35.0                 $100          Slovakia                  45.0                  $125

Estonia                    50.0                 $ 50          Slovak Republic           45.0                  $ 75

Euroclear                   5.0                 $ 25          Slovania                  75.0                  $100

Finland                    15.0                 $ 50          South Africa               5.0                  $ 25

France                      5.0                 $ 25          South Korea               13.0                  $ 65

Germany                     5.0                 $ 25          Spain                     15.0                  $ 50

Ghana                      35.0                 $100          Sri Lanka                 20.0                  $ 70

Greece                     45.0                 $125          Swaziland                 50.0                  $200

Hong Kong                  15.0                 $ 50          Sweden                    15.0                  $ 50

Hungary                    45.0                 $125          Switzerland                5.0                  $ 25

Iceland                    35.0                 $ 50          Taiwan                    35.0                  $100

India                      45.0                 $125          Thailand                  15.0                  $ 50

Indonesia                  15.0                 $ 50          Trinidad & Tobago         35.0                  $100

Ireland                    15.0                 $ 50          Tunisia                   45.0                  $125

Israel                     35.0                 $ 55          Turkey                    20.0                  $ 75

Italy                       5.0                 $ 25          Ukraine                   50.0                  $275

Ivory Coast                75.0                 $150          United Kingdom             5.0                  $ 25

Jamaica                    35.0                 $ 50          Uruguay                   45.0                  $125

Japan                       5.0                 $ 25          Venezuela                 45.0                  $125

Jordan                     45.0                 $125          Zambia                    35.0                  $100

Kenya                      35.0                 $100          Zimbabwe                  35.0                  $100

Latvia                     65.0                 $ 50

III      SPECIAL SERVICES

         Activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports are subject to negotiation. Fees for SEC yield calculation, self-directed securities lending, SaFIRe financial reporting, client information delivery product, master/feeder accounting, and other special items are also negotiated separately.

IV       REIMBURSABLE EXPENSES

         A billing for the recovery of reimbursable expenses is made as of the end of each month. Reimbursable expenses include, but are not limited to mailing expenses, research services, legal fees, telephone, sub-custodian charges such as stamp duties and proxy fees, audit letter, and lease lines.

V        PAYMENT AND TERMS

         The above fees are charged against the portfolio's custodian checking account five (5) days after the invoice is mailed to your offices. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one-year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.



ING FUNDS                                 INVESTORS FIDUCIARY TRUST COMPANY

By: /s/Donald E. Brostrom                 By: /s/Darcy L. Orr

Title: Treasurer                          Title: Vice President

Date: 2/22/99                             Date: 2/22/99